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[Form of Underwriting Agreement]                                     EXHIBIT 1.0



                                 2,000,000 UNITS

                             MARSHALL EDWARDS, INC.

                                COMMON STOCK AND

                        WARRANTS TO PURCHASE COMMON STOCK

                                 ---------------

                             UNDERWRITING AGREEMENT

                                 ---------------


                                                      Philadelphia, Pennsylvania
                                                      ________ __, 2003

Ladies and Gentlemen:

      Marshall Edwards, Inc., a Delaware corporation ("MEI"), proposes to sell an aggregate of 2,000,000 units ("Units"), consisting of one share of its common stock, par value $0.00000002 per share ("Common Stock"), and one warrant ("Warrant") to purchase an additional share of Common Stock, subject to the terms and conditions stated herein. Of the 2,000,000 Units being offered, (i) up to 1,500,000 (the "Directed Subscription Units"), are being sold by MEI as part of a directed subscription program ("Directed Subscription Program"), to the U.S. holders ("Eligible Holders") of Common Stock or of the Ordinary Shares or American Depositary Receipts of Novogen Limited, an Australian registered corporation, and the parent of MEI ("Novogen"), and (ii) 500,000 Units ("Firm Units") are being sold by MEI to Janney Montgomery Scott LLC ("Underwriter"), as part of a contemporaneous firm commitment underwritten public offering ("Underwritten Offering"). The Directed Subscription Units shall be offered and sold to the Eligible Holders and the Firm Units shall be offered and sold to the public at an offering price of $______ per Unit ("Offering Price").

      In addition, in the event that the Eligible Holders do not subscribe for and purchase all of the Directed Subscription Units as part of the Directed Subscription Program on or before the Closing Date (as defined below)(all such Units not subscribed for and purchased by the Eligible Holders in the Directed
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Subscription Program being referred to herein as "Unsubscribed Units"), MEI shall issue and sell to the Underwriter, and the Underwriter shall purchase from MEI the Unsubscribed Units to offer and sell as part of the Underwritten Offering. The Unsubscribed Units shall be offered and sold to the public at the Offering Price.

      MEI also proposes to grant to the Underwriter an option to purchase for its own account additional Units representing up to 15% of the Firm Units and Unsubscribed Units combined, which may be up to an additional 300,000 Units ("Optional Units"), from MEI to cover over-allotments in the sale of the Firm Units and any Unsubscribed Units, subject to the terms and conditions stated herein. If any Optional Units are so purchased, the Optional Units shall be offered to the public by the Underwriter at the Offering Price and in accordance with the terms and conditions set forth herein. The Directed Subscription Units, Firm Units and the Optional Units are referred to collectively herein as the "Units." The shares of Common Stock comprising part of the Units and those underlying the Warrants are referred to collectively herein as the "Shares."

      Any preliminary prospectus included in such registration statement or filed with the Securities and Exchange Commission (the "SEC"), pursuant to Rule 424(a) Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the SEC promulgated thereunder in effect at all applicable times, is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in the form of a final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 7(a) of this Agreement and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations, are hereinafter collectively called the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto, including the information (if any) deemed to be part of that prospectus at the time of effectiveness pursuant to Rule 430A of the Regulations, is hereinafter called the "Prospectus." If MEI has filed an abbreviated registration statement to register additional Units pursuant to Rule 462(b) under the Act (the "Rule



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462 Registration Statement"), then any reference herein to the term
"Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

            MEI and the Underwriter, intending to be legally bound, hereby confirm their agreement as follows:

            1. REPRESENTATIONS AND WARRANTIES OF MEI. MEI represents and warrants to, and agrees with, the Underwriter that:


            (a) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or, to the knowledge of MEI, threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Units in any jurisdiction designated by the Underwriter as provided for in Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of MEI, threatened. Each Preliminary Prospectus conformed to all the requirements of the Act and the Regulations as of its date in all material respects and did not as of its date contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, on the date on which it was declared effective by the SEC (the "Effective Date") and when any post-effective amendment thereof shall become effective, and the Prospectus, at the time it is filed with the SEC including, if applicable, pursuant to Rule 424(b), and on the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in Section 4(b) hereof), conformed and will conform in all material respects to all the requirements of the Act and the Regulations, and did not and will not, on any of such dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the



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      Registration Statement or the Prospectus based upon written information furnished to MEI by or on behalf of the Underwriter expressly for use therein or the omission of any information regarding the Underwriter.

            (b) MEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Prospectus, and to execute, deliver and perform this Agreement. MEI is duly qualified to do business, and is in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, shareholders' equity or business (collectively, the "Business Conditions") of MEI.

            (c) There are no legal or governmental proceedings pending or, to the knowledge of MEI, threatened to which MEI is a party or to which any of the properties of MEI is subject which, if determined adversely to MEI would individually or in the aggregate have a material adverse effect on the Business Conditions of MEI.

            (d) This Agreement has been duly authorized, executed and delivered by MEI and constitutes its legal, valid and binding obligation, enforceable against MEI in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

            (e) The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of MEI's Restated Certificate of Incorporation; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of MEI or require any payment by MEI or impose any liability on MEI pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which MEI is a


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      party or by which any of its properties are bound or affected other than this Agreement, except where such breach, default, modification, termination, lien, security interest, charge, encumbrance, payment or liability could not reasonably be expected to have a material adverse effect on the Business Conditions of MEI, taken as a whole; (iii) assuming compliance with the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the offer and sale of the Units, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over MEI or any of its properties or businesses, except where such violation could not reasonably be expected to have a material adverse effect on the Business Conditions of MEI, taken as a whole; or (iv) result in a breach, termination or lapse of MEI's corporate power and authority to own or lease and operate its properties and conduct its business in any material respect, except as disclosed in the Prospectus.

            (f) At the date or dates indicated in the Prospectus, MEI had the duly authorized and outstanding capitalization set forth in the Prospectus under the caption "Capitalization" and will have, as of the issuance of the Units on the Closing Date, the as adjusted capitalization set forth therein as of the date indicated in the Prospectus assuming the Optional Units are not issued on the Closing Date. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of MEI, except as described in the Prospectus, or securities convertible into or exchangeable for capital stock of MEI, except as described in the Prospectus. The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of MEI as of the dates referred to in the Prospectus is true and correct in all material respects.

            (g) The currently outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares has been issued in violation of any preemptive rights of any security holder of MEI. All previous offers and sales of the outstanding shares of Common Stock made by or on behalf of MEI, whether described in the Registration Statement or


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      otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of MEI, including, without limitation, the outstanding shares of Common Stock, the Units being issued, and any outstanding options to purchase Common Stock conform in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.

            (h) When the Units have been duly delivered against payment therefor as contemplated by this Agreement, the Common Stock delivered as part of the Units will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing such shares of Common Stock are in proper legal form under, and on or before the first time of delivery conform in all material respects to the requirements of, the laws of the State of Delaware. Neither the filing of the Registration Statement nor the offering or sale of Units as contemplated by this Agreement gives any security holder of MEI any rights for or relating to the registration of any shares of Common Stock or any other capital stock of MEI or any rights to convert or have redeemed or otherwise receive anything of value with respect to any security of MEI.

             (i) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by MEI of this Agreement and the consummation of the transactions contemplated hereby or described in the Prospectus, except
      (i) such as may be required for the registration of the Units under the Act, the Exchange Act, and for compliance with the applicable state securities laws or the bylaws, rules and other pronouncements of the NASD or the Alternative Investment Market of the London Stock Exchange, and
      (ii) as disclosed in the Prospectus.

            (j) As of the Effective Date, the class of Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and has been approved for inclusion and quotation on the Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc. ("Nasdaq"). Neither MEI nor, to MEI's knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock as a class under the


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      Exchange Act. MEI has not received any notification that the SEC nor
      Nasdaq is contemplating terminating such registration or inclusion.

            (k) No relationship, direct or indirect, exists between or among MEI on the one hand, and the directors, officers, stockholders, customers or suppliers of MEI on the other hand, which is required to be described in the Registration Statement or Prospectus which is not so described.

            (l) Each contract or other instrument (however characterized or described) to which MEI is a party or by which any of its properties or businesses is bound or affected and which is material to the conduct of MEI's business has been (i) duly and validly executed by MEI and, (ii) to the knowledge of MEI, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable in all material respects against the parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity, and MEI is not, and to MEI's knowledge, no other party thereto is, in default thereunder, except where such default would not have a material adverse effect on the Business Conditions of MEI, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument. All necessary consents under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

            (m) The consolidated financial statements of MEI (including the notes thereto) included in the Prospectus and the Registration Statement present fairly, in all material respects, the financial position of MEI as of the respective dates thereof, and the results of operations and cash flows of MEI for the periods indicated therein, all in conformity with generally accepted accounting principles, except as disclosed therein. The supporting notes included in the Registration Statement fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The financial information included in the Prospectus under the captions "Prospectus Summary - Summary Historical Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Use of Proceeds" and "Capitalization" presents fairly


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      the information shown therein and has been compiled on a basis consistent with that of the financial statements included in the Registration Statement.


            (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any material loss or damage to any material assets), or to the knowledge of MEI, a development involving a prospective material adverse change, in the Business Conditions of MEI;
      (ii) any material adverse change, loss, reduction, termination or non-renewal of any material contract to which MEI is a party; (iii) any transaction entered into by MEI not in the ordinary course of its business that is material to MEI; (iv) any dividend or distribution of any kind declared, paid or made by MEI on its capital stock, except for and to the extent described in the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by MEI that are material to MEI other than the issuance of shares pursuant to the exercise of options or warrants outstanding as of the date hereof or the grant of options under MEI's stock option plans; (vi) any change in the capitalization of MEI; or (vii) any change in the indebtedness of MEI that is material to MEI. MEI has no contingent liabilities or obligations that are material to MEI that are required to be disclosed that are not so disclosed in the Registration Statement and Prospectus.


            (o) MEI has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act and the Regulations, subject to the prior consent of the Underwriter. Neither MEI nor any of its officers, directors or affiliates has (i) taken, nor shall MEI or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of MEI.

            (p) MEI has filed with the appropriate federal, state and local governmental agencies, and all required


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      foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due, other than those being contested in good faith and for which adequate reserves have been provided. MEI has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against MEI that might materially adversely affect the Business Conditions of MEI.

            (q) To the knowledge of MEI, Ernst & Young LLP ("E&Y"), which has given its report on certain financial statements included as part of the Registration Statement and Prospectus, is a firm of independent certified public accountants as required by the Act and the Regulations with respect to MEI.

            (r) MEI is not in violation of, or in default under, any of the terms or provisions of (i) its Restated Certificate of Incorporation and
      (ii) except where any such default would not reasonably be expected to have a material adverse effect on the Business Conditions of MEI, (A) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (B) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (C) any license, permit, certification, registration, approval, consent or franchise.

            (s) Except as expressly disclosed in the Registration Statement and Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to the knowledge of MEI, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which MEI is or may be made a party that could reasonably be expected to affect the validity of any of the


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      outstanding shares of Common Stock, or that, if determined adversely to
      MEI would, in any case or in the aggregate, result in any material adverse change in the Business Conditions of MEI. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining MEI from, or requiring MEI to take or refrain from taking, any action, or to which MEI or its properties, assets or businesses are bound or subject, except for such orders, judgments or decrees which would not have a material adverse effect on the Business Conditions of MEI.

            (t) MEI owns, or possesses adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for MEI's, business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of MEI as described in the Prospectus and the Registration Statement (collectively, the "Intellectual Property"), except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not have a material adverse effect on the Business Conditions of MEI. To the knowledge of MEI, it has not infringed, is not infringing nor have received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the Business Conditions of MEI, and MEI knows of no reasonable basis therefor. To the actual knowledge of MEI, no other parties have infringed upon or are in conflict with any Intellectual Property. Except as described in the Prospectus and Registration Statement, MEI is not a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by MEI to any person by reason of the ownership or use of any Intellectual Property.

            (u) The executive offices and facilities of MEI (the "Premises"), and all operations presently or formerly conducted thereon by MEI, are now and, since MEI began to use such Premises, always have been and, to the knowledge of MEI prior to when MEI began to use such Premises, always had


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      been, in compliance in all material respects with all statutes, ordinances, regulations, rules, standards and requirements of common law applicable to the areas in which MEI provides service concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "Environmental Laws"), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of MEI. To the knowledge of MEI, there are no conditions on, about, beneath or arising from the Premises, in close proximity to the Premises or at any other location that might give rise to liability or the imposition of a statutory lien under any of the Environmental Laws and that would materially adversely affect the Business Conditions of MEI, except as described in the Prospectus and Registration Statement. Except as expressly disclosed in the Prospectus and Registration Statement, or which will not materially adversely affect the Business Conditions of MEI (i) MEI has not received written notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against MEI or any portion of the Premises or any parcel in close proximity to the Premises relating to any of the Environmental Laws and (ii) MEI has not received any written notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with "hazardous substances" (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises, near the Premises or at any other location.

            (v) MEI maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets;
      (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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            (w) Other than as disclosed in the Prospectus, MEI has not established, maintained, contributed to, are required to contribute to, are a party to, or are bound by contractual commitments with respect to, pension, retirement, or profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health and welfare benefit plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings (the "Plans").

            (x) MEI has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein other than as disclosed in the Prospectus and Registration Statement.

            (y) MEI is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and MEI intends to conduct, its affairs in such a manner as to ensure that it will not be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act and the rules and regulations thereunder.

            (z) MEI has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, "Permits") of governmental or regulatory authorities as may be required of it to own its properties and conduct its businesses in the manner described in the Prospectus and Registration Statement, subject to such qualifications as may be set forth therein, except to the extent that failure to receive such Permits would not have a material adverse effect on the Business Conditions of MEI; and MEI has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus and Registration Statement; and, except as described therein, such Permits contain no restrictions that materially affect the ability of MEI to conduct its business.

            (aa) No statement, representation, warranty or covenant made by MEI in this Agreement or in any certificate or document required by this Agreement to be delivered to the Underwriter is, or as of the Closing Date or any Option


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      Closing Date will be, inaccurate, untrue or incorrect in any material respect.

            (bb) Neither MEI nor to the knowledge of MEI any officer, director, employee, partner, agent or other person acting on behalf of MEI has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of MEI, or any actual or proposed business transaction of MEI that (i) could subject MEI to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the Business Conditions of MEI, or (ii) with respect to MEI or any officer or director thereof, violates any law, rule or regulation to which MEI is subject in any material respect.

            Any certificate signed by any officer of MEI in such capacity and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by MEI to the Underwriter as to the matters covered thereby.

            2. PURCHASE AND SALE OF FIRM UNITS AND UNSUBSCRIBED UNITS. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, MEI shall sell the Firm Units and Unsubscribed Units, if any, to the Underwriter at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, and the Underwriter shall purchase from MEI on a firm commitment basis, at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, the Firm Units and Unsubscribed Units. The Underwriter shall offer the Firm Units and Unsubscribed Units to the public as set forth in the Prospectus.

            3. PAYMENT AND DELIVERY.

            (a) The certificates representing the Common Stock and Warrants comprising the Firm Units and Unsubscribed Units, if any, sold in the Underwritten Offering shall be issued in such names as the Underwriter may request in


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      writing upon at least 24 hours' prior notice to MEI, and shall be delivered by or on behalf of MEI to the Underwriter against payment by the Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as MEI shall designate in writing (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by
      MEI). The closing of the sale and purchase of the Firm Units and Unsubscribed Units, if any ("Underwritten Offering Closing"), shall be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth & Arch Streets, Philadelphia, Pennsylvania 19103. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Underwriter. Such time and date are referred to herein as the "Closing Date." MEI shall make such certificates available for examination by the Underwriter and counsel for the Underwriter not less than one full business day prior to the Closing Date.

            (b) The certificates representing the Common Stock and Warrants comprising the Directed Subscription Units shall be issued in such names as the Underwriter, in its capacity as dealer manager for the Directed Subscription Program, may request in writing upon at least 24 hours' prior notice to MEI, and shall be delivered by or on behalf of MEI to the Underwriter against payment to MEI by the Underwriter, in its capacity as dealer manager, of the funds tendered or to be tendered in connection with subscriptions to purchase Directed Subscription Units ("Subscription Funds"), less a selling fee payable to the Underwriter, in its capacity as dealer manager, equal to three percent (3%) of the Subscription Funds, by wire transfer of immediately available funds to such accounts as MEI shall designate in writing (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by MEI). The closing of the sale and purchase of the Directed Subscription Units shall occur simultaneously with the Underwritten Offering Closing on the Closing Date. MEI shall make such certificates available for examination by the Underwriter and counsel for the Underwriter not less than one full business day prior to the Closing Date.

            4. OPTION TO PURCHASE OPTIONAL UNITS.

            (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units and Unsubscribed Units, if any, as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the Underwriter is hereby granted an option by MEI to purchase all or any part of the Optional Units (the "Over-Allotment Option"). The purchase price to be paid for the Optional Units shall be the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus. The Over-Allotment Option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Units at any time and from time to time within 30 days after the date of the Prospectus. The Underwriter shall not be under any obligation to purchase any Optional Units prior to an exercise of the Over-Allotment Option.

            (b) The Over-Allotment Option granted hereby may be exercised by the Underwriter by giving notice to MEI by a letter sent by telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 13 hereof, setting forth the number of Optional Units to be purchased, the date and time for delivery of and payment for the Optional Units and stating that the Optional Units referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Units and Unsubscribed Units, if any. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Underwriter not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as an "Option Closing." Upon each exercise of the Over-Allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from MEI the number of Optional Units specified in each notice of exercise of the Over-Allotment option.

            (c) The certificates representing the Common Stock and Warrants comprising the Optional Units shall be issued in such names as the Underwriter may request in writing upon at least 48 hours' prior notice to MEI, and shall be delivered by or on behalf of MEI to the Underwriter against payment by the Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as MEI shall designate in writing (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by MEI). The closing of the sale and purchase of the Optional Units shall be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Eighteenth & Arch Streets, Philadelphia, Pennsylvania 19103. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the Option Closing Date. MEI shall make such certificates available for examination by the Underwriter and counsel for the Underwriter not less than one full business day prior to the Option Closing Date.

            5. CERTAIN COVENANTS AND AGREEMENTS OF MEI. MEI covenants and agrees with the Underwriter as follows:

            (a) If Rule 430A of the Regulations is employed, MEI will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Underwriter of the time and manner of such filing.

            (b) MEI will not file with the SEC, the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement, unless the Underwriter has been advised or to which the Underwriter shall reasonably object after being so advised (unless MEI is advised by counsel that such amendment or supplement is required by law), and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Underwriter or counsel for the Underwriter, MEI will promptly prepare and file with the SEC, in accordance with the Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Units by the Underwriter and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, MEI will file any amendment or supplement to the Prospectus with the SEC in the manner and within the time period required by Rule 424(b) under the Act. MEI will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Underwriter of each filing or effectiveness.

            (c) MEI will advise the Underwriter immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) any Rule 462(b) Registration Statement is filed,
      (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
      (vii) during the period noted in clause (vi) above, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and
      (ix) of the suspension of the qualification of any of the Units for offering or sale in any jurisdiction set forth on Schedule 5(f) in which the Underwriter intends to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to MEI. MEI will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

            (d) MEI will deliver to the Underwriter, without charge, from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request. MEI hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities laws of the states in which the Units are offered by the Underwriter, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter. MEI has furnished or will furnish to the Underwriter at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Underwriter may reasonably request.

            (e) MEI will comply with the Act, the Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the continuance of sales of and dealings in the Units for as long as may be necessary to complete the distribution of the Units as contemplated hereby.

            (f) MEI will furnish such information and pay such filing fees and other expenses as may be required, including reasonable legal fees of Underwriter's counsel not to exceed $_______, and otherwise cooperate in the registration or qualification of the Units, or exemption therefrom, for offering and sale by the Underwriter under the securities laws of such state jurisdictions set forth on Schedule 5(f) in which the Underwriter determines to offer the Units ("Blue Sky"), and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, MEI would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. MEI will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the Blue Sky laws of such jurisdictions for such offering and sale. MEI will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the inclusion of the Common Stock, including the Shares, for quotation on the Nasdaq SmallCap Market. MEI will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for a period of three years from the Effective Date.


             (g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriter, a prospectus is required to be delivered under the Act or the Regulations), as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the opinion of counsel for the Underwriter, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act or the Regulations or any applicable securities laws, MEI promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriter such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Underwriter and counsel for the Underwriter) as the Underwriter may reasonably request. For purposes of this Section 5(g), MEI will provide such information to the Underwriter, the Underwriter's counsel and counsel to MEI as shall be necessary to enable such persons to consult with MEI with respect to the need to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or file any document, and shall furnish to the Underwriter and the Underwriter's counsel such further information as each may from time to time reasonably request.


            (h) MEI will make generally available to its security holders not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, an earnings statement of MEI (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of MEI's fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

            (i) For a period of three years from the Effective Date, MEI will deliver to the Underwriter upon request from the Underwriter (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or Nasdaq, promptly after the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of MEI mailed to its security holders; and (iii) every material press release in respect of MEI or its affairs that is released by MEI.

            (j) During the course of the distribution of the Units, MEI will not and MEI shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Units.

            (k) For a period of 120 days after the Effective Date, MEI will not, without the prior written consent of the Underwriter, issue or make a disposition of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to issue or make any such disposition or enter into any such transaction, swap, hedge or other arrangement, except ((i) the issuance of Common Stock upon the exercise of currently outstanding options and warrants as described in the Registration Statement and (ii) the grant of options to purchase Common Stock under MEI's currently outstanding stock option plans and the issuance of Common Stock upon the exercise thereof.

                           (l) For a period of three years from the Effective Date, MEI will use all reasonable efforts to maintain the listing of the Common Stock (including the Shares) on the Nasdaq SmallCap Market or on a national securities exchange.

                           (m) MEI will use its best efforts to use the net proceeds from the sale of the Units to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

                           6.       PAYMENT OF FEES AND EXPENSES.

                                    (a) Whether or not the transactions
         contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, MEI will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of MEI under this Agreement, including:
         (i) the fees and expenses of the accountants and counsel for MEI incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) the fees and expenses of any information agent or solicitor engaged in connection with the Directed Subscription Program or otherwise, (iii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus, this Agreement and related documents; (iv) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD, including the reasonable fees and expenses of Underwriter's counsel in an amount not to exceed $ ________; (v) the filing fees of the SEC; (vi) the cost of furnishing to the Underwriter copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (vii) MEI's travel expenses in connection with meetings with the brokerage community and institutional investors;
         (viii) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by MEI; (ix) any fees or costs payable to Nasdaq as a result of the offering; (x) the cost of preparing, issuing and delivery to the Underwriter of any certificates evidencing the Shares and Warrants; (xi) the costs and charges of any transfer agent; (xii) the reasonable costs of advertising the offering if requested by MEI;
         (xiii) all taxes, if any, on the issuance, delivery and transfer of the Units sold by MEI; and (xiv) all other costs and expenses reasonably incident to the performance of MEI's obligations hereunder that are not otherwise specifically provided for in this
         Section 6(a); provided, however, that the Underwriter shall be responsible for its out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than MEI's travel expenses, and the fees and expenses of its counsel for other than with respect to Blue Sky and NASD matters.

                           (b) MEI shall pay as due any state registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such Blue Sky registration, qualification or filing in the states set forth on Schedule 5(f) in which the Underwriter determines to offer or sell the Units.


                           (c) If the sale of the Units is completed, in order to reimburse the Underwriter for costs and expenses associated with the offering, MEI will pay a non-accountable expense allowance of $150,000 to the Underwriter on the Closing Date.


                  7. CONDITIONS OF UNDERWRITER' OBLIGATIONS. The obligation of the Underwriter to purchase and pay for the Firm Units and Unsubscribed Units, if any, that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Units as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of MEI, to the performance by MEI of its covenants and obligations hereunder, and to the following additional conditions:

                           (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Units shall have been issued under the Act or any state securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Underwriter's knowledge or the knowledge of MEI, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Underwriter pursuant to Section 5(f) hereof. Any request on the part of the SEC or any state securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriter.

                           (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Units, Shares and Warrants and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriter. MEI shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Underwriter shall have received from the Underwriter's counsel, Pepper Hamilton LLP an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriter, which opinion shall be satisfactory in all respects to the Underwriter.

                           (c) On the Closing Date and any Option Closing Date, there shall have been delivered to the Underwriter signed opinions of Morgan, Lewis & Bockius LLP, counsel for MEI, dated as of each such date and addressed to the Underwriter to the effect set forth in Exhibit A hereto or to such effect as is otherwise reasonably satisfactory to the Underwriter.

                           (d) At the Closing Date and any Option Closing Date:
         (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall comply as to form to the requirements of the Act and the Regulations in all material respects, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, and in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of the MEI from that set forth therein, whether or not arising in the ordinary course of business; (iii) the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by MEI other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which MEI is a party, that has not been, but would be required to be set forth in the Registration Statement or Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or to the knowledge of MEI threatened against MEI that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or to the knowledge of MEI threatened against or directly affecting MEI before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the Business Conditions of MEI.



                           (e) The Underwriter shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of MEI dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Underwriter to the effect that (i) the representations and warranties of MEI in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that MEI has complied in all material respects with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7(e) hereof have been satisfied.


                           (f) At the time this Agreement is executed and at the Closing Date and any Option Closing Date the Underwriter shall have received a letter, dated the date of delivery thereof, addressed to the Underwriter, in form and substance satisfactory to the Underwriter in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) from E&Y:

                                    (i) confirming they are independent
                  certified public accountants within the meaning of the Act and the Regulations;

                                    (ii) stating that, in their opinion, the
                  consolidated financial statements, schedules and notes of MEI included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                                    (iii) stating that, on the basis of
                  specified procedures, which included the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information, as described in SAS No. 71, Interim Financial Information (with respect to the latest available unaudited consolidated financial statements of the Company), a reading of the latest available unaudited interim consolidated financial statements of MEI (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Board of Directors of MEI and the Audit and Executive and Compensation Committees of such Boards and inquiries to certain officers and other employees of MEI responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that, at a specified date not more than five business days prior to the date of such letter, there was any: (A) change in the capital stock other than (1) the issuance of Common Stock upon the exercise of currently outstanding options and warrants as described in the Prospectus, and (2) the grant of options to purchase Common Stock under MEI's currently outstanding stock options plans and the issuance of Common Stock upon the exercise thereof,
                  (B) increase in long-term debt of MEI, which is currently $____________ or (C) any decrease in consolidated net current assets or shareholders equity of MEI as compared with the amounts shown in the June 30, 2003 audited balance sheets of MEI included in the Registration Statement or that for the periods from June 30, 2003 to the date of the latest available unaudited financial statements of MEI, if any, and to a specified date not more than five days prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which the Underwriter shall in their sole discretion accept;

                                    (iv) stating that they have compared
                  specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been reasonably specified by the Underwriter prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of MEI's accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by MEI) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement. and

                                    (v) stating that, on the basis of specified
                  procedures, which included (A) a review of the unaudited consolidated balance sheet as of September 30, 2003 and the unaudited consolidated statement of income for the quarter ended September 30, 2003, included in the Registration Statement; (B) inquiry of management who have responsibility for financial and accounting matters, that nothing came to their attention as a result of the above procedures, that caused them to believe that the unaudited consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Regulation S-X.

                           (g) The Common Stock, including the Shares, shall have been included for quotation on the Nasdaq SmallCap Market.

                           (h) The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                           (i) At the Closing Date and any Option Closing Date, the Underwriter shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and the Underwriter's counsel. MEI shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Underwriter may terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, in its sole discretion waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriter to MEI.

                  8.       INDEMNIFICATION AND CONTRIBUTION.

                           (a) MEI shall indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any application or other document filed in any jurisdiction in order to qualify all or any part of the Units under the securities laws thereof or filed with the SEC or The Nasdaq Stock Market, Inc. (in this Section 8 collectively called "application"), or in any materials or information provided to investors by, or with the approval of, MEI in connection with the marketing of the offering (including any materials provided to Eligible Holders in the Directed Subscription Program), or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein and in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to MEI by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be (which information consists solely of the information identified in Section 11 herein); and further provided, however, that the indemnification contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Units by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that MEI has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The obligations of MEI under this Section 8(a) will be in addition to any liability MEI may otherwise have.


                           (b) The Underwriter shall indemnify and hold harmless MEI, each of the directors of MEI, each of the officers of MEI who shall have signed the Registration Statement and each other person, if any, who controls MEI within the meaning of the Act to the same extent as the foregoing indemnities from MEI to the Underwriter, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC in reliance upon, and in conformity with written information furnished to MEI by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC, as the case may be. The obligations of the Underwriter under this Section 8(b) will be in addition to any liability which the Underwriter may otherwise have.

                           (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a) or (b) hereof, such person (hereinafter called the "indemnified party") shall, promptly after notification of, or receipt of service of process or, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under Section 8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties. Expenses covered by the indemnification in Section 8, as the case may be, shall be paid by the indemnifying party as they are incurred by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Notwithstanding anything in Section 6 or Section 7 to the contrary, an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

                           (d) If the indemnification provided for in this
         Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by MEI on the one hand and the Underwriter on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of MEI on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by MEI on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by MEI bears to the total underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MEI on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  MEI and the Underwriter agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriter and MEI, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 5, 6, 10 and 11 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, and shall survive delivery of the Units and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

                  10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION HEREOF.

                           (a) This Agreement shall become effective upon the execution hereof by the parties hereto.

                           (b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Section 7 hereof or if any of the following have occurred: (i) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis (other than those that presently exist) or change would, in the Underwriter's reasonable opinion, make the offering or delivery of the Units impracticable; (ii) any suspension or limitation of trading generally in securities on the Nasdaq SmallCap Market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Underwriter's reasonable opinion materially and adversely affects trading on such exchange or the over-the-counter market; (iii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of MEI; (iv) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; or (v) trading in any securities of MEI shall have been suspended or halted on the Alternative Investment Market of the London Stock Exchange.


                           (c) If the Underwriter elects to terminate this Agreement as provided in this Section 10, the Underwriter shall notify MEI hereof promptly by telephone, telex, telegraph, telegram or facsimile, confirmed by letter.


                  11. INFORMATION FURNISHED BY UNDERWRITER. The statement set forth on the [third] paragraph from the bottom of the cover page of the Prospectus regarding the terms of the Offering by the Underwriter, the information set forth under the heading "Underwritten Public Offering" and the last two paragraphs under the section "Plan of Distribution" constitute the only written information furnished by reference or on behalf of the Underwriter.

                  12. NOTICE. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. William L. Rulon-Miller, facsimile number (215) 665-6197 with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth & Arch Streets, Philadelphia, Pennsylvania 19103, Attention: Barry M. Abelson, Esq.; facsimile 215-981-4750; if sent to MEI, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Marshall Edwards, Inc., 140 Wicks Road, North Ryde NSW 2113, Australia, Attention: David R. Seaton, Secretary, facsimile number 011-61-2-8877-6273, with a copy to Morgan Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, Attention: Steven A. Navarro, Esq., facsimile number 212-309-6273.

                  14. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, MEI and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representative, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms "successors" and "assigns" shall not include any purchaser of the Units merely because of such purchase.

                  15. DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the Nasdaq SmallCap Market is opened for trading.

                  16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

                  17. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.

                  If the foregoing correctly sets forth your understanding of our agreement, please sign and return to MEI the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        MARSHALL EDWARDS, INC.



                                        By:  _______________________________

                                             Name:
                                             Title:




The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT LLC

By:  _______________________________
     Name:
     Title:

                                    EXHIBIT A

             Matters to be Covered in the Opinion of Counsel for MEI

                  1. MEI has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus.


                  2. MEI has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The outstanding shares of Common Stock have been duly authorized and validly issued, to such counsel's knowledge, and are fully paid and non-assessable. The Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Prospectus. Certificates for the Shares are in due and proper form and the Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders, by operation of law, or to the knowledge of such counsel, by contract exists with respect to any of the Shares or the issue and sale thereof.


                  3. Based on the oral advice of a staff member of the SEC, the Registration Statement has become effective under the Act, and no stop order proceedings with respect thereto have been instituted or are pending or, to the best knowledge of such counsel, threatened under the Act.

                  4. The Registration Statement, the Prospectus and each amendment or supplement thereto when filed with the SEC comply as to form in all material respects with the requirements of the Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and notes thereto, schedules and other financial, accounting and statistical information included therein).

                  5. The statements under the caption "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate and fairly present in all material respects the information called for with respect to such documents and matters.

                  6. Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such required contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  7. To such counsel's knowledge, there are no material legal proceedings pending or threatened against MEI, except as set forth in the Prospectus.

                  8. This Agreement has been duly authorized, executed and delivered by MEI, and, assuming due authorization and execution by the Underwriter, constitutes the valid and binding agreement of MEI, enforceable against MEI, in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered a proceeding in equity or law) and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated does not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Restated Certificate of Incorporation or Amended and Restated Bylaws of MEI, or to such counsel's knowledge, any agreement or instrument to which MEI is a party or by which it may be bound that is filed as an exhibit to the Registration Statement.

                  9. No approval, consent, order or authorization by any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or by state securities and Blue Sky laws as to which such counsel need express no opinion) other than such as have been obtained, including without limitation, registration of the Units, Shares and Warrants under the Act and of the Common Stock under the Exchange Act.

                  10. Neither MEI nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  11. Such counsel shall state that: although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as and to the extent set forth in paragraph 5 of such counsel's opinion, on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to materiality to a large extent on representations and statements of officers and other representatives of MEI, such counsel has participated in conferences with officers and other representatives of MEI, representatives of the Underwriter and its counsel, and representatives of the independent public accountants of MEI, at which conferences the contents of the Registration Statement and the Prospectus were discussed, and no facts have come to the attention of those lawyers in such counsel's firm who have participated in the preparation of the Registration Statement and the Prospectus that would cause such counsel to have reason to believe that, insofar as relevant to the offering of the Units, (a) the Registration Statement or any post-effective amendment thereto as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading, or that (b) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) and on the Closing Date or Option Closing Date, as the case may be, contained or contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that with respect to both clause (a) and (b) above such counsel need make no statement with respect to the financial statements and notes thereto, financial schedules and financial, accounting and statistical information included in the Registration Statement or the Prospectus or with respect to the validity, enforceability or non-infringement of any patent or license of a patent.



                  The foregoing opinion may be limited to the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal securities laws of the United States and include such other limitations and assumptions as are customary. Such counsel may rely as to questions of fact upon the representations of MEI set forth in this Agreement and upon certificates of officers of MEI and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriter.